UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 19, 2017

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, AZ		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	REGULATION FD DISCLOSURE

TPI Composites, Inc. (the Company) re-affirms its outlook for the 2017 fiscal year as previously disclosed in Exhibit 99.1 to the Company’s Form 8-K filed with the United States Securities and Exchange Commission on May 8, 2017. The Company also has updated its Investor Presentation, which is available to the public at http://www.tpicomposites.com/English/investors/Events-and-Presentations/presentations/default.aspx, to include the information set forth in Item 8.01 below and certain related information with respect thereto.

The information in Item 7.01 of this current report on Form 8-K (including the exhibit referred to herein) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this current report on Form 8-K (including the exhibit referred to herein) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The information contained on the Company’s website or that can be accessed through the Company’s website is not part of this current report on Form 8-K and shall not be incorporated by reference herein or into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On May 19, 2017, the Company was notified by General Electric International, Inc. (GE) that GE does not intend to extend its supply agreement with the Company for the supply of wind turbine blades from the Company’s Taicang, China manufacturing facility. This supply agreement expires on December 31, 2017. The Company will remain an outsourced supplier for GE, and it will continue to execute on its contracts with GE in the United States and Mexico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPI COMPOSITES, INC.

May 25, 2017	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer